UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2024

Standard BioTools Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation or organisation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Tower Place, Suite 2000
South San Francisco, California 94080
(Address of principal executive offices and zip code)

(650) 266-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2024, Standard BioTools Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Casdin Private Growth Equity Fund II, L.P., Casdin Partners Master Fund, L.P., Viking Global Opportunities Illiquid Investments Sub-Master LP and Viking Global Opportunities Drawdown (Aggregator) LP (each, an “Investor” and, collectively, the “Investors”). Pursuant to the Exchange Agreement, the Investors exchanged (the “Exchange”) an aggregate of (i) 127,780 shares of Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), and (ii) 127,779 shares of Series B-2 Convertible Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), representing all of the outstanding shares of Series B Preferred Stock, for an aggregate of 92,930,553 shares of common stock, par value $0.001 per share (the “Common Stock”) issued by the Company. The Exchange was completed on March 18, 2024. Following the closing of the Exchange, no shares of Series B Preferred Stock remain outstanding. A special committee of the Board of Directors of the Company (the “Board”), consisting entirely of independent directors, unanimously approved the transactions contemplated by the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The shares of Common Stock received by the Investors in the Exchange were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the closing of the Exchange, two of the Company’s directors, Eli Casdin and Fenel Eloi, were elected solely by the holders of the Series B Preferred Stock and, as such, were not assigned to classes within the Company’s classified Board structure. On March 18, 2024, upon the effectiveness of the Certificates of Elimination (as defined and described below) following the closing of the Exchange, all stockholders will be entitled to vote on the election of those two directors. The Board has assigned Mr. Casdin to Class I, with a term expiring 2026, and assigned Mr. Eloi to Class II, with a term expiring in 2024, each pursuant to ARTICLE V of the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2024, following the closing of the Exchange, the Company filed a Certificate of Elimination of Series B-1 Convertible Preferred Stock and a Certificate of Elimination of Series B-2 Convertible Preferred Stock (together, the “Certificates of Elimination”) with the Secretary of State of the State of Delaware. The Certificates of Elimination became effective upon filing and had the effect of (i) eliminating from the Certificate of Incorporation all matters set forth in the Company’s certificates of designations with respect to each series of Series B Preferred Stock (collectively, the “Certificates of Designations”) and (ii) eliminating and restoring to the status of authorized but unissued shares of undesignated preferred stock under the Certificate of Incorporation all authorized shares of the Series B Preferred Stock.  The filings of the Certificates of Elimination were authorized by the Board in accordance with the General Corporation Law of the State of Delaware.

The foregoing description of the Certificates of Elimination is qualified in its entirety by reference to the full texts of the Certificates of Elimination, copies of which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release entitled “Standard BioTools Announces Retirement of All Outstanding Series B Convertible Preferred Stock”. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of Series B-1 Convertible Preferred Stock.
3.2	Certificate of Elimination of Series B-2 Convertible Preferred Stock.
10.1	Exchange Agreement, dated March 18, 2024, by and between Standard BioTools Inc. and the Investors.
99.1	Press Release dated March 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

In accordance with General Instruction B.2 on Form 8-K, the information set forth in Item 7.01 hereof and in Exhibit 99.1 is “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024

STANDARD BIOTOOLS INC.

	By:	/s/ Jeffrey Black
	Name:	Jeffrey Black
	Title:	Chief Financial Officer